UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2008

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On October 22, 2008, Hexion Specialty Chemicals, Inc. (“Hexion”) announced that Nimbus Merger Sub Inc., a wholly owned subsidiary of Hexion, had received the required consents in the consent solicitations for certain of the outstanding notes issued by Hexion U.S. Finance Corp. and Hexion Nova Scotia Finance ULC and the outstanding notes issued by Huntsman International Inc. (formerly known as Huntsman International LLC). A copy of the news release is furnished as Exhibit 99.1 to this current report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 News Release dated October 22, 2008 titled, “Hexion Specialty Chemicals, Inc. Announces Receipt of Required Consents in Consent Solicitations for Certain of its Outstanding Notes and Outstanding Notes of Huntsman International Inc.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.
Date: October 22, 2008
	By:	/s/ William H. Carter
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release dated October 22, 2008 titled, “Hexion Specialty Chemicals, Inc. Announces Receipt of Required Consents in Consent Solicitations for Certain of its Outstanding Notes and Outstanding Notes of Huntsman International Inc.”